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                                                  FIELDS AIRCRAFT SPARES, INC.
                                STATEMENT REGARDING COMPUTATION OF EARNINGS (LOSS) PER SHARE



                                         For the year ended January 1, 1999                For the year ended December 31, 1997
                                  Income             Shares          Per-share         Income            Shares          Per-share
                                (Numerator)       (Denominator)        Amount        (Numerator)      (Denominator)       Amount
                                -----------       -------------        ------        -----------      -------------       ------
Income from operations         $ (1,950,000)                                        $  (147,000)

Common shares outstanding                            2,483,781                                          2,079,571

Effect of weighted averages                           (110,872)                                          (303,325)
                               ------------         ---------                        -----------        ---------
Basic earnings per share       $ (1,950,000)         2,372,909        $  (0.82)     $  (147,000)        1,776,246         $ (0.08)
                                                                      ========                                            =======
Dilutive securities                                  1,060,131                                          1,032,028

Effect of weighted averages
  of dilutive securities                               23,315                                            (462,895)

Interest on convertible
  securities                        170,000
                               ------------         ---------                        -----------        ---------
Diluted earnings per share     $ (1,780,000)        3,456,355         $  (0.51)      $  (147,000)       2,345,379         $ (0.06)
                               ============         =========         ========       ===========        =========         =======
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